Exhibit 10.12

CAPITAL SOUTHWEST CORPORATION

Amended and Restated Restricted Stock Award Agreement

WHEREAS, the Capital Southwest Corporation (the “Company”) and __________ (the “Holder”) currently are parties to a Restricted Stock Award Agreement, dated August 28, 2014, which was amended and restated on September 9, 2015 (the “Prior Agreement”), whereby the Company granted restricted stock to the Holder under the Capital Southwest Corporation 2010 Restricted Stock Award Plan (the “Plan”);

WHEREAS, pursuant to Section 12 of the Plan the Company has reserved the authority to amend and restate the Prior Agreement in the event of any change in the outstanding common stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding common stock of the Company;

WHEREAS, effective as of 11:59 p.m. Central Time on September 30, 2015 (the “Effective Time”), the Company separated its industrial products, coatings, sealants, and adhesives and specialty chemicals businesses from its other businesses through a spin-off of those businesses to its stockholders, which resulted in the distribution of 100% of the outstanding stock in CSW Industrials, Inc. (“CSWI”) to the holders of common stock of the Company (the “Share Distribution”);

WHEREAS, the Board of Directors of the Company has approved the adjustment of all equity compensation awards granted under the Plan in connection with the Share Distribution;

WHEREAS, the Company now desires to amend and restate the Prior Agreement, to be effective as of the Effective Time; and

WHEREAS, this Amended and Restated Agreement Restricted Stock Agreement (this “Agreement”) shall amend, restate, supersede and completely replace the Prior Agreement as of the Effective Time.

NOW, THEREFORE, the Company has amended and restated the Prior Agreement as follows:

Date of Grant:	August 28, 2014

Name of Holder:

Number of Shares	________ Shares of Common Stock, subject to reduction pursuant to Section 3 below

Vesting Schedule:	1/3 on the Trigger Event Date; an additional 1/3 on the first anniversary of the Trigger Event Date; and the final 1/3 on the second anniversary of the Trigger Event Date

The Company hereby awards to the Holder the number of shares of the presently authorized but unissued Common Stock of the Company (the “Restricted Stock”) set forth above pursuant to the Plan.  This Restricted Stock award is not intended to be a Qualified Performance-Based Award under the Plan.   To the extent not controlled by the terms and conditions in the Plan, the terms and conditions of the Restricted Stock granted hereby shall be governed by this Agreement as follows:

1.	No Right to Continued Employee Status

Nothing contained in this Agreement shall confer upon the Holder the right to the continuation of his or her employment status, or interfere with the right of CSWI or its subsidiaries, as applicable, to terminate such relationship.

2.	Vesting of Restricted Stock

(a)	Subject to the other provisions of this Agreement, the Restricted Stock shall vest in accordance with the Vesting Schedule set forth above.

(b)	Notwithstanding anything to the contrary, all unvested Restricted Stock shall automatically vest in full, subject to reduction as provided in Section 3 below, upon the occurrence of any of the following events following the Trigger Event Date: (1) a Change in Control; (2) a Termination of Service by the Holder for Good Reason; (3) a Termination of Service of the Holder by CSWI and all of its subsidiaries, as applicable, without Cause; (4) a Termination of Service due to the Holder’s Disability; or (5) a Termination of Service due to the Holder’s death. Notwithstanding anything to the contrary, in the event a Change of Control or a Termination of Service for one of the reasons described in this Section 2(b) occurs on or before the Trigger Event Date, the Restricted Stock shall vest in full, subject to reduction as provided in Section 3 below, on the Trigger Event Date. For purposes hereof,

(i)	“Good Reason” means the occurrence of any of the following: (A) a material breach of the Holder’s employment agreement by CSWI or one of its subsidiaries; (B) a reduction in the Holder’s title or a material reduction in the Holder’s duties, authorities, and/or responsibilities; (C) a material reduction in the Holder’s compensation or benefits; or (D) a requirement by CSWI or one of its subsidiaries without the Holder’s consent, that the Holder relocate to a location greater than thirty‑five (35) miles from the Holder’s place of residence; provided, however, such events will not constitute “Good Reason” unless (1) the Holder gives CSWI or one of its subsidiaries employing the Holder notice of the existence of an event described above within ninety (90) days following the initial occurrence thereof, (2) CSWI or one of its subsidiaries employing the Holder does not remedy such event within thirty (30) days of receiving the notice described in the preceding clause (1) and (3) the Holder incurs a Termination of Service within twelve (12) months of the end of the cure period described in the preceding clause (2);

(ii)	“Trigger Event” means the Share Distribution; and

(iii)	“Trigger Event Date” means the 90th day following the consummation of the Trigger Event.

(c)	Except with respect to the Holder’s Termination of Service for one of the reasons described in Section 2(b), all unvested Restricted Stock as of the Holder’s Termination of Service shall expire and be forfeited immediately upon such Termination of Service.

(d)	Notwithstanding anything in this Agreement or the Plan to the contrary, employment with CSWI or one of its subsidiaries after the Share Distribution will be deemed to be employment with the Company under the Plan, and a Termination of Service from CSWI and all of its subsidiaries after the Share Distribution will be deemed to be a Termination of Service under the Plan, notwithstanding that CSWI ceases to be an affiliate of the Company.

(e)	Notwithstanding anything in this Agreement or the Plan to the contrary, for purposes of this Agreement a CSWI Change in Control shall also be treated as a Change in Control.

(f)	For purposes of this Agreement, a “CSWI Change in Control” means any of the following events:

(i)	any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of the common stock of CSWI possessing 51% or more of the total voting power of the common stock of CSWI;

(ii)	individuals who at any time during the term of this Agreement constitute the board of directors of CSWI (the “CSWI Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the CSWI Incumbent Board (either by a specific vote or by approval of the proxy statement of CSWI in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the CSWI Incumbent Board;

(iii)	any consolidation or merger to which CSWI is a party, if following such consolidation or merger, stockholders of CSWI immediately prior to such consolidation or merger shall not beneficially own securities representing at least 33 1/3% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

(iv)	any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of CSWI, other than to an entity (or entities) of which CSWI or the stockholders of CSWI immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

3.	Reduction of Restricted Stock Awarded

The number of shares of Restricted Stock subject to this Agreement, together with the number of shares of restricted stock of CSWI subject to the restricted share award granted to the Holder by CSWI in connection with the Share Distribution and this Agreement (the “CSWI Restricted Share Award”) shall, if necessary, be reduced, in the aggregate, by such number of shares, if any, as is necessary to cause the Equity Award Value to not exceed the Total Payout Amount.  In the event such reduction is necessary, the number of shares of Restricted Stock subject to this Agreement shall be reduced (to zero, if necessary) prior to any such reduction of the number of shares of restricted stock of CSWI subject to the CSWI Restricted Share Award.  The number of shares of Restricted Stock subject to this Agreement, as so adjusted, shall vest in accordance with the Vesting Schedule and Section 2 above.  For purposes hereof,

(a)	“Aggregate Base Value” means $557,353,318.

(b)	“Aggregate Trigger Event Value” means the sum of (i) the product of (A) the VWAP of one share of Common Stock of the Company over the twenty (20) consecutive trading days immediately preceding the Trigger Event Date and (B) the Fully Diluted Shares of the Company outstanding as of the Trigger Event Date, plus, except in the case of the Share Distribution, the aggregate value of all dividends and distributions paid on the Common Stock of the Company from the Date of Grant through the Trigger Event Date and (ii) the product of (A) the VWAP of one share of CSWI common stock over the twenty (20) consecutive trading days immediately preceding the Trigger Event Date and (B) the Fully Diluted Shares of CSWI outstanding as of the Trigger Event Date.

(c)	“Equity Award Value” means the sum of (i) the Restricted Stock Value and (ii) the Option Award Value.

(d)	“Fully Diluted Shares” means, at any time of determination, the number of shares of common stock of the applicable entity outstanding at such time, plus the number of shares of issuable upon exercise or conversion or otherwise pursuant to any in-the-money common stock equivalents of such entity outstanding at such time.

(e)	“Option Award Value” means the positive difference, if any, between (i) the sum of (A) the product of (I) the number of shares of Common Stock of the Company underlying the non-qualified option awarded to the Holder on the Date of Grant, as adjusted in connection with the Share Distribution, (the “Capital Southwest Option”) and (II) the VWAP of one share of Common Stock of the Company over the twenty (20) consecutive trading days immediately preceding the Trigger Event Date and (B) the product of (I) the number of shares of CSWI common stock that would be distributed upon exercise of the non-qualified stock option right granted to the Holder by CSWI in connection with the adjustment of the Capital Southwest Option and (II) the VWAP of one share of CSWI common stock over the twenty (20) consecutive trading days immediately preceding the Trigger Event Date minus (ii) the aggregate exercise price payable under such nonqualified option grants.

(f)	“Restricted Stock Value” means (i) the product of (A) the aggregate number of shares of Restricted Stock granted hereunder and (B) the VWAP of one share of Common Stock of the Company over the twenty (20) consecutive trading days immediately preceding the Trigger Event Date plus, except in the case of the Share Distribution, the aggregate value of all dividends and distributions, if any, paid on the Restricted Stock awarded hereunder from the Date of Grant through the Trigger Event Date and (ii) the product of (A) the number of shares of restricted stock of CSWI subject to the CSWI Restricted Share Award and (B) the VWAP of one share of CSWI common stock over the twenty (20) consecutive trading days immediately preceding the Trigger Event Date.

(g)	“Total Payout Amount” means (i) two percent (2%) of the positive difference, if any, of the Aggregate Trigger Event Value less the Aggregate Base Value (such difference, the “Equity Value Accretion”), but only taking into account for purposes of this clause (i) Equity Value Accretion up to and including $375,000,000, plus (ii) ___ percent (___%) of the amount, if any, by which the Equity Value Accretion exceeds $375,000,000.

(h)	“VWAP” means, for the relevant security, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR page for the relevant security (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session over the relevant determination period (or if such volume-weighted average price is unavailable, the market value of one share on each trading day during the relevant determination period, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

4.	Retention of Certificates

The certificate(s) representing the shares of Restricted Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares.  At the election of the Company, the Company may retain the certificate(s) representing the shares of Restricted Stock granted to the Holder pursuant to this Agreement until such time as the vesting restrictions have lapsed and the restrictions on the transfer of such Restricted Stock have terminated or are removed by the Board of Directors. Within a reasonable time thereafter, the Company will deliver to the Holder a new certificate representing such shares, free of the legend referred to herein.  The issuance of such certificate shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

5.	Restrictions on Transfer

Any shares of Restricted Stock granted hereunder shall not be sold, assigned, transferred, pledged or otherwise encumbered until such shares are fully vested.  The spouse of the Holder shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as the Holder.  The spouse further agrees that should he/she predecease the Holder or become divorced from the Holder, any of the shares of Restricted Stock which such spouse may own or in which he/she may have an interest shall remain subject to this Agreement.

6.	Dividends and Other Distributions

No cash dividends shall be paid with respect to unvested Restricted Stock.  The Holder, however, shall have the right to receive any stock and other noncash dividends and distributions made with respect to the Restricted Stock, subject to the vesting of such Restricted Stock.  With respect to any unvested shares of Restricted Stock, such dividends or distributions shall likewise be restricted and shall vest on the same schedule as the Restricted Stock as to which the dividends or distributions relate. Any such dividends or distributions shall be retained by the Company and paid to the Holder promptly following vesting of the Restricted Stock to which such dividends or distributions pertain. Upon forfeiture of any shares of Restricted Stock, the dividends and distributions related thereto shall also be forfeited.

7.	Voting of Restricted Stock

The Holder shall be entitled to vote shares of Restricted Stock subject to the rules and procedures adopted by the Committee for this purpose.

10.	Notices

Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to the Holder at the address last provided for his or her employee records.

11.	Agreement Subject to Plan; Applicable Law

This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  For the avoidance of doubt, in the event Section 2 or Section 3 of this Agreement is inconsistent with the Plan, the terms of Section 2 or Section 3 of this Agreement shall govern.  This Agreement shall be governed by the laws of the State of Texas and subject to the exclusive jurisdiction of the courts therein.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.